UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2007

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On July 19, 2007, the boards of Equinix UK Limited (“Equinix UK”), a wholly-owned subsidiary of Equinix, Inc. (“Equinix”), and IXEurope plc (“IXEurope”) announced that they had reached agreement on the terms of a proposed acquisition (the “Acquisition”), under which Equinix UK will acquire the entire issued and to be issued share capital of IXEurope at 140 pence for each IXEurope share (the “IXEurope Shares”). It is intended that the Acquisition be implemented by way of a scheme of arrangement (the “Scheme”).

On August 13, 2007 in the United Kingdom, Equinix UK issued an announcement (the “Announcement”) that it has acquired 4,544,999 IXEurope shares at 140 pence in cash per IXEurope share on August 10, 2007 (the “Share Purchase”) and that it has received additional irrevocable undertakings (the “Additional Irrevocables”), subject to certain conditions, from (a) Arnhold and S. Bleichroeder Advisers, LLC (the “Manager”), in its capacity as the discretionary investment manager of certain segregated portfolios in respect of that portion of each segregated portfolio which is managed by its merger arbitrage portfolio team (each an “Account”), the Accounts having an indirect economic interest in the IXEurope Shares by virtue of the execution of a number of contracts for differences referencing the performance of the IXEurope Shares, and (b) ING Bank N.V. (the “Swap Counterparty”), which is the swap counterparty to each contract for differences holding the voting rights in respect of such IXEurope Shares. In the case of the Additional Irrevocables given by the Manager, the Manager shall use its reasonable efforts to procure the exercise of the voting rights attached to such IXEurope Shares and, in the case of the Additional Irrevocables given by the Swap Counterparty, the Swap Counterparty shall vote in favor of the resolutions approving and implementing the Scheme. The 4,545,001 IXEurope Shares subject to the Additional Irrevocables represent approximately 2.5 percent of IXEurope’s issued ordinary share capital.

As a result of the Share Purchase and the Additional Irrevocables, Equinix UK owns or has received irrevocable undertakings, subject to certain conditions, to vote in favor of the resolutions approving and implementing the Scheme, in respect of a total of 129,550,826 IXEurope shares, representing approximately 71.5 percent of IXEurope’s issued ordinary share capital.

A copy of the Announcement is attached hereto as Exhibit 99.1. The attached exhibit is provided under this Item 7.01 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	Announcement of Equinix UK Limited dated August 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: August 13, 2007	By:	/s/ BRANDI GALVIN MORANDI
Brandi Galvin Morandi
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Announcement of Equinix UK Limited dated August 13, 2007.